SEVENTH AMENDMENT TO CREDIT' AGREEMENT AND WAIVER.


     This Seventh Amendment and Waiver (the "Amendment") dated as of May 15, 2001, is between Bank of America, N .A (the "Bank"}, formerly known as Bank of America National Trust and Savings Association, and U.S. Home & Garden Inc. (the "Borrower").


                                 R E C I T A L S

     A. The Bank and the Borrower entered into a certain Credit Agreement as of October 12, 1998, as previously amended (the "Agreement").

     B. The Bank and the Borrower desire to further amend the Agreement.

                                    AGREEMENT

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2. Amendment. The Agreement is hereby amended as follows:

          2.1 In Section 1.1. the following definitions are hereby amended and restated in their entirety as follows:

          "Applicable Margins" means

               (i) with respect to Facility 1 Loans:

                    (A) for Base Rate Loans, 0.315% for the period prior to
               February 16, 2001, 1.375% for the period on and after February 16, 2001, and prior to May 15, 2001, and 3.375% for the period on and after May 15, 2001; provided that if Borrower is in compliance with Section 7.18 with respect to the four fiscal quarter period and fiscal year ending on June 30, 2001, as evidenced by the Compliance Certificate for such period delivered by Borrower pursuant to Section 6.2(b), then commencing on the l0th day following delivery of such Compliance Certificate and so long as other Default has occurred and is continuing, such Applicable Margin shall be 2.375%

                    (B) [Intentionally left blank -- Offshore Rate Loans are no longer available];

               (ii) with respect to Facility 2 Loans:

                    (A) for Base Rate Loans, 0.125% for the period prior to
               February t 6. 2001, 1.125% for the period on and after February 16, 2001, and prior to May 15, 2001, and 3.125% for the period on and after May 15, 2001; and provided that if Borrower is in compliance with Section 7.18 with respect to the four fiscal quarter period and fiscal year ending on June 30, 2001, as evidenced by the Compliance Certificate for such period delivered by Borrower pursuant to Section 6 .2(b), then commencing on the 10th day following delivery of such Compliance


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               Certificate and so long as other Default has occurred and is continuing, such Applicable Margin shall be 2.125%;

                    (B) [Intentionally left blank. - Offshore Rate Loans are no longer available];

               "Revolving Termination Date" means the earlier to occur of:

               (a) May 15, 2001, in the case of the Facility I Loans and September 30, 2001, in the case of the Facility 2 Loans, and

               (b) the date on which the Commitments otherwise terminate in accordance with the provisions of this Agreement.

          2.2 Section 1.1 is hereby further amended to add the definition of "Seventh Amendment Agreement," to be inserted in appropriate alphabetical order. as follows: "Seventh Amendment Agreement" means that certain Seventh Amendment and Waiver dated as of May 15,2001, between Bank and Borrower.

          2.3 Section 2.8(a) is amended to read in its entirety as follows;

               (a) Facility 1 Loans. The Borrower shall repay the facility 1 Loans outstanding on the Revolving Termination Date for the Facility 1 Loans as follows (i) the amount (if any) by which the total amount of the Facility I Loans exceed $11,750,000 shall be paid on the Revolving Termination Date for the Facility 1 Loans and (ii) the following amounts shall be paid on the following dates (each a "Principal Payment Date"):

          ----------------------------------------------------------------------
          Year      March 31       June 30       September 30     December 31
          ----      --------       -------       ------------     -----------
          ----------------------------------------------------------------------
          2001                     $881,250        $881,250       $1,368,750
          ----------------------------------------------------------------------
          2002     $1,368,750     $1,125,000      $1,125,000      $1,125,000
          ----------------------------------------------------------------------
          2003     $1,125,000     $1,125,000      $1,625,000
          ----------------------------------------------------------------------

          On September 30, 2003, the entire remaining balance of the Facility 1 Loans and all accrued interest thereon shall be immediately due and payable.

          2.4 All overdraft facilities made available by Bank to Borrower or any of its Subsidiaries, whether or not in connection with the Agreement, are hereby immediately terminated.

     3. Terms of Waiver.

          3.1 The Bank hereby waives compliance by the Borrower with respect to
     (a) Section 7. 18(a) for the four fiscal quarter period ending March 31, 2001; provided that Borrower's Interest Coverage Ratio for such period shall in no case be less than 0.97:1.00, (b) Section 7.18(b) for the four fiscal quarter period ending March 31, 2001; provided that Borrower's Leverage Ratio for such period shall in no case exceed 13.51:1.00, (c)
     Section 7.18(c) for the four fiscal quarter period ending March 31; 2001; provided that Borrower's Fixed Charge Coverage Ratio for such period shall in no case be less than 0.66:1.00, and (d) Section 7.18(d) of the Agreement


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     for the four fiscal quarter period ending March 31, 2001; provided that
     Borrower's Consolidated EBITDA (Ampro Adjusted) is not less than $6,842,000 for the four fiscal quarter period ending March 31. 2001 (collectively, the "Waived Events").

          3.2 The waiver granted herein is a limited waiver relating solely to the Waived Events and the Borrower understands and acknowledges that:

               (a) the Borrower is obligated to comply with each and every other term, provision and condition (including the conditions of lending) of the Agreement, except for the Waived Events;

               (b) the waiver granted herein shall not preclude the future exercise of any right, remedy, power or privilege that Bank may have with respect to any further failure by the Borrower to comply with the provisions of the Agreement relating to the Waived Events;

               (c) the Bank reserves and retain its rights and remedies with respect to any Default (other than the Waived Events) under the Agreement; and

               (d) such waiver shall not entitle, or imply any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Agreement or any other Loan Document.

     4. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents. and warrants to the Bank that:

          4.1 No Default, other than the Waived Events, has occurred or is continuing under the Agreement except those Defaults, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank.

          4.2 The representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and. correct as of such earlier date.

          4.3 The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5. Amendment Fees. On or before the Effective Date, Borrower shall pay to Bank an amendment fee (the" Amendment Fee") in the amount of $200,000 in connection with this Amendment. The Amendment Fee is fully earned and non-refundable, without regard to whether this Amendment becomes otherwise effective.


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     6. Effective Date. This Amendment will be effective on the date that all conditions set forth below are satisfied:

          6.1 Receipt by Bank of a duly executed original of this Amendment signed by Borrower and of counterparts to the Reaffirmation of Guarantors appended hereto signed by each of the Guarantors.

          6.2 Receipt by Bank of the Amendment Fee.

          6.3 Receipt by Bank of a duly executed original Guaranty Joinder Letter, in the form attached as Exhibit 1 to the Guaranty, signed by. Ampro and all other documents Bank may reasonably request confirming that Ampro has become a Guarantor party to the Guaranty and the Security Agreement.

          6.4 Receipt by Bank of all documents it may reasonably request relating to the existence of Borrower and each Guarantor, the corporate authority for and the validity of this Amendment, the Loan Documents, and any other agreements, documents, instruments, or matters relevant hereto, all in form and substance satisfactory to Bank.

     7. Reservation of Rights. The Borrower acknowledges and agrees that the execution by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to execute similar waivers under the same or similar circumstances in the future.

     8. Indemnity. As additional consideration for Bank entering into this Amendment, Borrower shall indemnify, exonerate, pay, and hold each Indemnified Party (as hereinafter defined) harmless from any and all claims, demands, grievances, liabilities, debts, accounts, obligations, costs, expenses, liens, rights, actions, and causes of action, of every kind and nature whatsoever (including fees and expenses of counsel to any Indemnified Party in connection with any investigative, administrative, or judicial proceeding, irrespective of whether such Indemnified Party shall be designated a party thereto), other than those arising as a result of the gross negligence or willful misconduct of any Indemnified Party, which may be imposed on, incurred by, or asserted against such Indemnified Party in any manner relating to or arising out of or in connection with this Amendment or any of the Loan Documents, or any of the transactions contemplated by any of the foregoing. As used in this Amendment the term "Indemnified Parties" means, collectively, Bank and its affiliated corporations and a11 of its current and former directors, officers, agents, employees, shareholders, and attorneys, and all of their respective successors and assigns.

     9. Release by Borrower

          9.1 No Present Claims. Borrower acknowledges and that: (i) Borrower has no claim or cause of action against any Indemnified Party; (ii) Borrower has no offset right, counterclaim, or defense of any kind against any of the Indebtedness; and (iii) each Indemnified Party has heretofore properly performed and satisfied in a timely manner any and all of such Indemnified Party's obligations, if any, to Borrower. Bank desires, and Borrower agrees, to eliminate any possibility that any past conditions, acts, omissions events circumstances, or matters would impair or otherwise adversely affect any of Bank's rights, interests, collateral security, or remedies. Therefore, Borrower, on behalf of Borrower and all successors and assigns of Borrower and any and all other parties claiming rights through Borrower, unconditionally releases, acquits, and forever discharges each and every Indemnified Party from: (1) any and all liabilities, obligations duties, or indebtedness of any of Indemnified Parties to Borrower, whether known or unknown, arising prior to the date hereof, and (2) any and all claims, offsets, causes of action, suits, or defenses, whether known or unknown, which Borrower might otherwise have


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     against any of the Indemnified Parties on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense; circumstance or matter of any kind which existed, arose or occurred at any time prior to the date hereof. As further consideration for the above release, Borrower specifically agrees, represents, and warrants that the matters released herein are not limited to matters which are known or disclosed, and Borrower hereby waives any and all rights and benefits which Borrower now has, or in the future may have, conferred upon Borrower by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE; WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          9.2 Waiver of Unknown Claim. Borrower is aware that Borrower may later discover facts in addition to or different from those which Borrower now knows or believes to be true with respect to the releases given herein, and that it is nevertheless Borrower's intention to settle, release, and discharge fully, finally, and forever all of these matters, known or unknown, suspected, or unsuspected, which previously existed, now exist, or may exist. In furtherance of such intention, Borrower specifically acknowledges and agrees that the releases given in this Amendment shall be and shall remain in effect as full and complete releases of the matters being released, notwithstanding the discovery or existence of any such additional or different facts and that such releases shall not be subject to termination or rescission by reason of any such additional or different facts.

          9.3 Warranty of Non-Assignment. Borrower hereby represents and warrants that it has not previously assigned or transferred, or purported to assign or transfer, to any person or entity any of the claims, demands, grievances, liabilities, debts, accounts, obligations, costs, expenses, liens, rights, actions, or causes of action released by the terms of this Amendment.

     10. Miscellaneous.

          10.1 Except as herein expressly amended, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein and in the other Loan Documents to the Agreement shall henceforth refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement. This Amendment is a Loan Document.

          10.2 This Amendment shall be binding upon and inure to the benefit of the parties hereto and to the Agreement and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment

          10.3 This Amendment shall be governed by and construed in accordance with the law of the State of California.

          10.4 This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted


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

     document purportedly bearing the signature of the Borrower shall bind the Borrower with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document.

     11. Governing Law, Submission to Jurisdiction and Waiver of Jury Trial/Arbitration. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AND IS SUBJECT TO THE PROVISIONS OF SECTIONS 9.14 AND 9.15 OF THE AGREEMENT, RELATING TO SUBMISSION TO JURISDICTION AND WAIVER OF JURY TRIAL/ARBITRATION, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE HEREBY INCORPORATED HEREIN IN FULL.

This Amendment is executed as of the date stated at the beginning of this Amendment.

                                      BANK OF AMERlCA, N.A. (formerly known as
                                      Bank of America National Trust and Savings
                                      Association)

                                      By
                                        -------------------------------------
                                      Title Senior Vice President
                                           ----------------------------------


                                      U.S. HOME & GARDEN INC.

                                      By Robert Kassel
                                        -------------------------------------
                                      Title COO
                                           ----------------------------------
                                      By
                                        -------------------------------------
                                      Title
                                           ----------------------------------


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